SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

GANNETT CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Douglas H. McCorkindale

Chairman, President
and Chief Executive Officer

March 12, 2004

Dear Shareholder:

      On behalf of your Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders to be held on Tuesday, May 4, 2004, at 10:00 a.m. at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia 22107.

      At this meeting you will be asked to vote for the election of three directors, for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004, and for an amendment to the Company’s Omnibus Incentive Compensation Plan. These matters are discussed in detail in the attached proxy statement.

      Your Board of Directors believes these three proposals are in the best interests of the Company and its shareholders and recommends that you vote for them.

      There is one shareholder proposal that we understand will be presented for consideration at the meeting. The shareholder proposal is discussed in the attached proxy statement. Your Board of Directors believes this proposal is not in the best interests of the Company and its shareholders and recommends that you vote against it.

      It is important that your shares be represented at the meeting whether or not you plan to attend. Please note that you may vote your shares by telephone, online or by mail. The toll-free telephone number, Internet address and instructions for voting are shown on the enclosed proxy card. Alternatively, you can vote by signing and dating the proxy card and returning it in the envelope provided.

      An admission ticket is required for attendance at the Annual Meeting. Please see page 1 of the proxy statement for instructions about obtaining tickets.

      Thank you for your continued support.

Cordially,

Douglas H. McCorkindale

7950 Jones Branch Drive, McLean, Virginia 22107 (703) 854-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 4, 2004

To Our Shareholders:

      The 2004 Annual Meeting of Shareholders of Gannett Co., Inc. will be held at the Company’s headquarters, 7950 Jones Branch Drive, McLean, Virginia, at 10:00 a.m. on May 4, 2004 for the following purposes:

(1)	to consider and act upon a proposal to elect three directors to the Company’s Board of Directors;

(2)	to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2004 fiscal year;

(3)	to consider and act upon a proposal to amend the Company’s Omnibus Incentive Compensation Plan to increase the number of shares of common stock that may be issued under the Plan;

(4)	to consider a shareholder proposal; and

(5)	to transact such other business, if any, as may properly come before the meeting.

      The Board of Directors has set the close of business on March 5, 2004 as the record date to determine the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

      YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE USING THE INTERNET OR BY TELEPHONE, OR VOTE BY SIGNING AND DATING THE PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

By Action of the Board of Directors

Todd A. Mayman
Secretary

McLean, Virginia

March 12, 2004

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

May 4, 2004

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gannett for the 2004 Annual Meeting of Shareholders to be held on May 4, 2004 at 10:00 a.m. at the Company’s headquarters located at 7950 Jones Branch Drive, McLean, Virginia.

Who Can Vote

      Shareholders of record on March 5, 2004 may attend and vote at the 2004 annual meeting or have their votes by proxy counted if they do not attend in person. On that date, there were 272,856,486 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on March 5, 2004 will constitute a quorum to conduct business. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are not voted by the broker or other nominee (“broker non-votes”) on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote with respect to those matters for which no vote is cast.

      Admission to the meeting is by ticket only. We will provide each shareholder with one admission ticket. Either you or your proxy may use your ticket. If you are a shareholder of record and plan to attend the meeting, please complete and mail the enclosed post card to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership, to: Secretary, Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107. Requests for admission tickets will be processed in the order in which they are received and must be received by no later than April 27, 2004. If you decide later not to attend the meeting, please return your ticket to the Secretary, Gannett Co., Inc. at the above address.

      A list of shareholders entitled to vote at the 2004 annual meeting will be open to examination by any shareholder, for any purpose germane to the 2004 annual meeting, during normal business hours for a period of ten days before the 2004 annual meeting and during the 2004 annual meeting at the Company’s offices at 7950 Jones Branch Drive, McLean, Virginia 22107.

      This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about March 19, 2004.

Help Your Company Reduce Costs

      To help the Company reduce costs related to our annual meeting, we ask all shareholders who vote via the Internet to consent to electronic delivery of mailings related to future annual shareholder meetings. Companies may make their proxy statements and annual reports available online and eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you can consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

Voting Procedures

      You may grant a proxy by signing a proxy card, by telephone or by using the Internet. Shares represented by proxies will be voted as directed by the shareholder. Unless you direct otherwise, if you grant a proxy your shares will be voted FOR the Board’s three nominees for the Board of Directors, FOR the ratification of the appointment of the independent auditors, FOR the proposal to amend the Company’s Omnibus Incentive Compensation Plan and AGAINST the shareholder proposal. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the meeting and voting in person, or by notifying the Company before the meeting that you want to revoke your proxy. Votes submitted via the Internet or by telephone must be cast by 10:00 a.m., Eastern time on May 3, 2004. Votes submitted by mail must be received on or before May 3, 2004. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person if you decide to attend the 2004 annual meeting.

     How to Vote by Phone:

•	Have your proxy card in hand when you call.

•	You can use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 3, 2004.

•	Dial 1-800-560-1965.

•	You will be provided simple voting instructions. Follow these to complete your vote.

     How to Vote by the Internet:

•	Have your proxy card in hand.

•	You can use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 3, 2004 at http://www.eproxy.com/gci/.

•	You will be provided simple voting instructions. Follow these to complete your vote.

•	You will have the option to consent to receipt via the Internet of all materials related to future annual meetings.

     How to Vote by Mail:

•	Mark, sign and date the proxy card accompanying this proxy statement and return it in the enclosed postage-paid envelope.

•	Votes submitted by mail must be received on or before May 3, 2004.

      The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. The Company has been advised that these Internet and telephone voting procedures are consistent with the requirements of applicable law.

      If you participate in the Company’s Dividend Reinvestment or 401(k) Plans, your shares of common stock in those plans can be voted on the proxy card accompanying this proxy statement, by telephone or via the Internet. If no instructions are given by you, shares held in the Dividend Reinvestment Plan will not be voted. All shares in the 401(k) Plan for which no instructions are received will be voted by the trustee of the 401(k) Plan in the same proportion as shares for which the trustee receives instructions.

PROPOSAL 1—ELECTION OF DIRECTORS

Your Board

      Currently, the Board of Directors is composed of nine directors, only one of whom is an employee of the Company. Following the 2004 annual meeting the Company will have only eight directors, as one current director, H. Jesse Arnelle, has reached the Company’s mandatory retirement age for non-management directors and will retire.

      The Board of Directors held six meetings during 2003, and each of the directors attended all of the meetings of the Board and each committee of the Board on which he or she served, including Louis D. Boccardi after his election to the Board on July 21, 2003, except that Karen Hastie Williams was unable to attend one Executive Compensation Committee meeting.

      The Board of Directors conducts its business through meetings of the Board and its four committees: the Audit Committee, the Executive Committee, the Executive Compensation Committee, and the Nominating and Public Responsibility Committee.

      Audit Committee. The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company. The current Audit Committee members are Karen Hastie Williams, Chair, Stephen P. Munn, Solomon D. Trujillo and H. Jesse Arnelle. This Committee met ten times during 2003.

      Rules recently adopted by the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”) impose strict independence requirements for all members of the audit committee. In addition to meeting the NYSE’s tests for director independence generally, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting—directly or indirectly—any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the NYSE for listed company board members generally.

      The Board has determined that Stephen P. Munn is an audit committee financial expert, as that term is defined under the SEC rules.

      Executive Committee. The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law. The Executive Committee members are Douglas H. McCorkindale, Chair, James A. Johnson, and Karen Hastie Williams. This Committee did not meet in 2003.

      Executive Compensation Committee. The Executive Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company, including administering the Company’s executive incentive plans. The Committee’s duties and responsibilities include reviewing and approving on an annual basis corporate goals and objectives relevant to CEO compensation. The Executive Compensation Committee members are James A. Johnson, Chair, Louis D. Boccardi, Stephen P. Munn, and Karen Hastie Williams. Each member of this Committee is independent within the meaning of the new NYSE rules requiring members of compensation committees to be independent. This Committee met seven times during 2003.

      Nominating and Public Responsibility Committee. The Nominating and Public Responsibility Committee is charged with identifying individuals qualified to become board members, recommending to the Board candidates for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors the Company’s human resource practices, including its performance in diversity and equal employment opportunity, monitors the Company’s performance in meeting its obligations of fairness in internal and external matters, and takes a leadership role with respect to the Company’s corporate governance practices. The Nominating and Public Responsibility Committee members are Meredith A. Brokaw, Chair,

H. Jesse Arnelle, and Donna E. Shalala. Each member of this committee is independent within the meaning of the new NYSE rules requiring members of nominating committees to be independent. This Committee met three times during 2003.

      The Nominating and Public Responsibility Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In order for the Board of Directors to have a substantial degree of independence from management, a majority of directors must be independent of management, in both fact and appearance, and must satisfy the independence criteria of the NYSE. The Committee considers whether director candidates have relevant experience in business and industry, government, education and other areas, and monitors the mix of skills and experience of directors in order to assure that the Board has the necessary tools to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity of our country. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates that appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

      The Nominating and Public Responsibility Committee historically has relied primarily on recommendations from management and members of the Board to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Shareholders wishing to suggest a candidate for director nomination for the 2005 annual meeting should mail their suggestions to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Suggestions must be received by the Secretary of the Company no later than December 29, 2004. The manner in which the Committee evaluates director nominee candidates suggested by shareholders will not differ from the manner in which the Committee evaluates candidates recommended by other sources.

      In addition to the criteria described above, the Company’s By-laws also require each director to own, directly, beneficially, or through the Company’s Deferred Compensation Plan, at least 1,000 shares of Gannett stock as of the 2003 annual meeting of shareholders, at least 2,000 shares of Gannett stock as of the 2004 annual meeting and at least 3,000 shares of Gannett stock as of the 2005 annual meeting. Each director meets or exceeds the current share requirement. The By-laws of the Company also establish mandatory retirement ages of 70 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the chief executive officer of the Company. The Board of Directors has extended the retirement age beyond 65 for Douglas H. McCorkindale, the Company’s Chairman, President and Chief Executive Officer, until at least July 1, 2006, the end of the current term under Mr. McCorkindale’s Employment Agreement.

      The written charters governing the Audit Committee, the Executive Compensation Committee and the Nominating and Public Responsibility Committee, as well as the Company’s Principles of Corporate Governance, are posted on the Corporate Governance page of the Company’s website at http://www.gannett.com. You may also obtain a copy of any of these documents without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. A copy of the Audit Committee charter is also attached to this proxy statement as Appendix A.

Ethics

      The Company has long maintained a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Gannett director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. In 2003, in light of rulemaking by the SEC and in anticipation of rulemaking by the NYSE, the Board of Directors and the Audit Committee adopted certain amendments to the Ethics Policy to ensure that the Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted any waivers of the Ethics Policy.

      The Ethics Policy is available on the Company’s website at http://www.gannett.com. You may also obtain a copy of the Ethics Policy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page of the Company’s website and similarly provided without charge upon written request to this address.

      The Company has established formal procedures for receiving and handling complaints regarding accounting, auditing and internal controls matters. The Company has had for a number of years a telephone hotline for employees to submit their concerns regarding violations or suspected violations of law. The Company now makes this same hotline available for reporting questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential anonymous basis. Employees or others can report concerns by calling 1-800-234-4206 or by emailing or writing to the addresses provided on the Corporate Governance page of the Company’s website. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

Director Independence

      The Board of Directors has affirmatively determined that all of the current directors other than Douglas H. McCorkindale are “independent” of the Company within the meaning of recently adopted rules governing NYSE-listed companies. For a director to be “independent” under the NYSE rules, the Board of Directors must affirmatively determine that the director has no material relationship with Gannett, either directly or as a partner, shareholder, or officer of an organization that has a relationship with Gannett. To assist it in making these determinations, the Board has determined that the following categories of relationships between a director and Gannett are not material:

1.	Employment of a director or a director’s immediate family member by another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

2.	A relationship of a director or a director’s immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which the Company or any of its subsidiaries has made, in any of the last three fiscal years, charitable contributions of not more than $100,000 annually.

      Consistent with the new NYSE rules, Gannett’s Principles of Corporate Governance call for Gannett’s independent directors to meet in regularly scheduled executive sessions without management as they deem appropriate. The independent directors rotate annually serving as the presiding director at the executive sessions. Karen Hastie Williams is acting as the presiding director at the executive sessions in 2004. The Company’s independent directors met in executive sessions in February and July 2003, with Meredith A. Brokaw presiding, and will meet in executive sessions as appropriate throughout 2004. The presiding director will also preside at meetings of the full Board if the Chairman is not present and will take a lead role, in conjunction with the Chairman, in the Board’s self-evaluation process.

Communicating with Your Board

      You can find instructions on how to relay any concerns you have directly to the presiding independent director of the Board of Directors, to the independent directors as a group, or to the Board of Directors as a whole, along with information regarding the Company’s policy on and history of director attendance at annual meetings, on the Corporate Governance page of the Company’s website at http://www.gannett.com.

Nominees

      The Board is divided into three classes, as equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. James A. Johnson, Douglas H. McCorkindale and Stephen P. Munn have been nominated for election this year to the class with a three-year term that will expire at the 2007 annual meeting of shareholders. All three nominees are currently directors. If they are elected, their terms will continue until the 2007 annual meeting or until their successors are elected.

      The Board believes that all nominees will be available and able to serve as directors. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

      The three nominees receiving the highest number of votes will be elected. If a shareholder, present in person or by proxy, withholds a vote from one or more directors, the shareholder’s shares will not be counted in determining the votes for those directors. If a shareholder holds shares in a broker’s account and has given specific voting instructions, the shares will be voted as the shareholder directs. If no instructions are given, under NYSE rules the broker may decide how to vote on the Board nominees.

Approval of Proposal 1

      The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

      The principal occupations and business experience of the Board’s nominees and of the continuing directors are described below.

      The following have been nominated for election at the 2004 Annual Meeting for a term that ends at the 2007 Annual Meeting:

James A. Johnson

      Mr. Johnson, 60, is Vice Chairman of Perseus LLC. He served as Chairman of the Executive Committee of the Board of Directors of Fannie Mae in 1999 and was Chairman and Chief Executive Officer of Fannie Mae from February 1991 through 1998. He is a director of Target Corporation, The Goldman Sachs Group, Inc., Temple-Inland Corporation, UnitedHealth Group and KB Home Corporation. Mr. Johnson has been a director since 2000.

Douglas H. McCorkindale

      Mr. McCorkindale, 64, is Chairman, President and Chief Executive Officer of Gannett. He was President, Chief Executive Officer and Vice Chairman from June 2000 to January 2001 and Vice Chairman and President from 1997 to June 2000. He has served the Company in various other executive capacities since 1971. He is a director or trustee of The Associated Press, Continental Airlines, Inc., Lockheed Martin Corporation, and a number of investment companies in the family of Prudential Mutual Funds. He has been a director since 1977.

Stephen P. Munn

      Mr. Munn, 61, is Chairman of Carlisle Companies, Inc. and serves on Carlisle’s Board of Directors. He was Chairman, President and Chief Executive Officer of Carlisle from 1993 to February 2001 and President and Chief Executive Officer from 1988 to 1993. He has been a director since 2001.

      The following directors are serving on the Board for a term that ends at the 2005 Annual Meeting:

Louis D. Boccardi

      Mr. Boccardi, 66, was President and Chief Executive Officer of The Associated Press from 1985 to 2003. He was a member of the Pulitzer Prize Board from 1994 to 2003 and Chairman of the Pulitzer Prize Board in 2002. Mr. Boccardi has been a member of the Board of Visitors, the Graduate School of Journalism, Columbia University since 1989. He has been a director since July 2003.

Meredith A. Brokaw

      Mrs. Brokaw, 63, is the founder of Penny Whistle Toys, Inc., in New York City, and is the author of children’s books. She is a director of Conservation International, Washington, DC. She has been a director since 1983.

Donna E. Shalala

      Ms. Shalala, 63, has served as President of the University of Miami since 2001. She was Secretary of the United States Department of Health and Human Services from 1993 to 2001. Ms. Shalala is a director of UnitedHealth Group and Lennar Corporation. She has been a director since 2001.

      The following directors are serving on the Board for a term that ends at the 2006 Annual Meeting:

Solomon D. Trujillo

      Mr. Trujillo, 52, is Chief Executive Officer of Orange, S.A. and serves on Orange’s Board of Directors. He was Chairman, President and Chief Executive Officer of Graviton, Inc. from 2000 to February 2003 and was Chairman, President and Chief Executive Officer of US West from 1998 to 2000. Mr. Trujillo is a director of PepsiCo. Inc. and Target Corporation. He has been a director since May 2002.

Karen Hastie Williams

      Ms. Williams, 59, is a partner at the law firm of Crowell & Moring, Washington, DC. Ms. Williams is a director of The Chubb Corporation, Continental Airlines, Inc., SunTrust Banks, Inc. and WGL Holdings, Inc., the parent company of Washington Gas Light Company. She has been a director since 1997.

Compensation of Directors

      The Company pays its directors an annual fee and meeting fees. The annual fee is $45,000. Each director receives $1,500 for each Board meeting attended. Each committee chair also receives an annual fee of $10,000 and each committee member, including the chair, as well as any other director attending a committee meeting, receives $1,000 for each committee meeting attended. In lieu of receiving their fees in cash, directors may elect to receive their fees in shares of restricted stock worth 110% of the applicable cash fee, based on the market value of Gannett’s stock at the time of payment, or in options to purchase a number of shares equal to four times the number of shares that would be payable as restricted stock. In addition, upon each annual meeting of shareholders, each director then serving on the Board of Directors (other than Mr. McCorkindale) receives a long-term award of either 1,250 shares of restricted stock or options to purchase 5,000 shares of Gannett stock. Upon joining the Board of Directors in July 2003, Mr. Boccardi received a pro-rated number of shares of restricted stock in payment of his annual retainer. Mr. Boccardi did not receive a long-term award in 2003. Shares of restricted stock paid as director fees vest at a rate of 1/36th of the shares per month, receive dividend equivalent rights, and are issuable to a director only upon his or her retirement. Stock options vest at a rate of one fourth of the shares on each anniversary of the date of grant, have an exercise price equal to the fair market value of the shares on the date of grant, and are exercisable for ten years after the date of grant. Directors may elect to defer their cash or restricted stock fees under the Deferred Compensation Plan, which for cash fee deferrals provides for ten deemed investment options, including mutual funds and a Gannett common stock fund. Deferred fees paid as restricted stock must be invested in the Gannett common stock fund of the Deferred Compensation Plan. Mr. McCorkindale, the only director who also is an employee of the Company, receives no director fees.

      In 1987, the Company established a Retirement Plan for Directors in which non-employee members of the Board of Directors could participate. In 1996, the Board terminated this Plan as to any new directors. Only one current director, Mrs. Brokaw, participates in the Plan, and her annual benefit under the Plan is equal to 100% of her highest annual compensation (excluding long-term awards) during the ten years of service preceding her retirement from the Board. Retirement payments will be made each quarter for ten years except for a lump sum payment in the event of death.

Certain Relationships

      Effective upon the retirement of Larry F. Miller, the Company’s former Executive Vice President of Operations, on July 1, 2003, Mr. Miller and the Company entered into an agreement pursuant to which Mr. Miller agreed to provide consulting services to the Company in exchange for consulting fees at the rate of $600,000 annually. During the term of the agreement, which ends on June 30, 2004 but will renew automatically for successive one-year periods in the absence of notice of non-renewal, Mr. Miller is also entitled to the use of a company car, a club membership, professional financial counseling, and travel/ accident insurance, each on terms comparable to those generally available to members of Gannett’s senior management, as well as to enhanced life insurance benefits. The agreement also provides that the Company will indemnify Mr. Miller to the same extent as it did during Mr. Miller’s employment. If the agreement is terminated by the Company prior to the end of the initial or any renewal term, Mr. Miller will be entitled to compensation through the end of such term. In connection with the arrangement, the terms of some of Mr. Miller’s outstanding options to purchase Gannett stock were modified to provide that such options would continue to vest and be exercisable after Mr. Miller’s retirement.

REPORT OF THE AUDIT COMMITTEE

       As discussed above, the Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee also appoints the Company’s independent auditors, which appointment may be ratified by the shareholders. The Audit Committee is also responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for senior financial officers or the chief executive officer, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a formal written charter, a copy of which is included as Appendix A to this proxy statement, that has been adopted by the Board of Directors.

      The Audit Committee members are Karen Hastie Williams, Chair, H. Jesse Arnelle, Stephen P. Munn, and Solomon D. Trujillo. All members of the Audit Committee are independent directors within the meaning of the NYSE’s rules and the requirements of the SEC. The Board of Directors determined that Stephen P. Munn, an independent director, is an audit committee financial expert under the SEC rules. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Committee’s members in business, financial and accounting matters.

      During fiscal years 2002 and 2003, the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”) billed the Company the following fees:

	2002	2003

Audit Fees	$1,405,800	$1,504,300
Audited-Related Fees(1)	$197,500	$169,400
Tax Fees(2)	$606,100	$241,800
All Other Fees(3)	$246,100	$0

Total:	$2,455,500	$1,915,500

(1)	Audit-Related Fees relate to consultation on financial accounting and reporting issues and standards, to the extent the provision of such services by the auditors is not required for compliance with Generally Accepted Auditing Standards; the performance by the independent accountants of attest services with respect to certain separate reports of the Company’s subsidiaries; and employee benefit plan audits.

(2)	Tax Fees relate to tax planning and advice in the U.S. and the U.K., including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and the review of filings with the Federal and certain state governments.

(3)	All Other Fees in 2002 related to certain pension and benefit services in the U.K. under pre-acquisition arrangements which have since been terminated.

      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee reviews and approves the list of pre-approved services and the threshold estimates of cost of performance of each. The independent auditor is required to provide detailed information regarding the services and an estimate of the costs of performance not less than five business days before commencing any work. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for non-audit services to one of its members, Karen Hastie Williams. Ms. Williams may pre-approve up to $100,000 in non-audit services, in the aggregate at any one time, without consultation with the full Audit Committee, provided she reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent auditors.

      The Audit Committee has received from the Company’s independent auditors, PwC, written disclosures regarding PwC’s independence as set forth in Independence Standards Board Standard No. 1, including a detailed statement of the relationships between PwC and the Company that might bear on PwC’s independence, and has discussed with PwC its independence. The Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC has stated that it believes that it is in full compliance with all of the independence standards established under generally accepted auditing standards and the rules of the SEC. The Audit Committee concurs. The Audit Committee also has discussed with PwC the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, PwC’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements. The Audit Committee has reviewed and discussed the Company’s audited financial statements with the internal auditors, PwC and management. The Audit Committee also appointed PwC as the Company’s independent auditors for the 2004 fiscal year, and the Board concurred with such appointment.

      The Audit Committee met with management, the Company’s internal auditors and representatives of PwC in connection with its review of the Company’s audited financial statements for the year ended December 28, 2003. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with PwC regarding its independence under Independence Standards Board Standard No. 1 and the matters required to be discussed under Statements on Auditing Standards No. 61 and No. 90, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K and the Board has approved that recommendation.

Audit Committee

Karen Hastie Williams, Chair
H. Jesse Arnelle
Stephen P. Munn
Solomon D. Trujillo

PROPOSAL 2—RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

       The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for our fiscal year ending December 26, 2004. PricewaterhouseCoopers LLP also served as the Company’s independent auditors for our 2003 fiscal year. The Board of Directors is submitting the selection of independent auditors for shareholder ratification at the 2004 annual meeting.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the 2004 annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

      Our By-laws do not require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. We are seeking ratification because we believe it is a matter of good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP as the Company’s independent auditors. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

Approval of Proposal 2

      The Board of Directors recommends that the shareholders of the Company vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current year. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

       The Executive Compensation Committee (the “Committee”) has the overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company. To that end, the Committee has the responsibility, power and authority to set the compensation and benefits of elected officers and senior executives, determine distribution and grant awards under and administer the Company’s various stock option and incentive plans. The Committee is composed entirely of independent directors. In 2003, the Committee consisted of James A. Johnson, Chair, Louis D. Boccardi (appointed in October 2003), Stephen P. Munn and Karen Hastie Williams.

The Elements of Compensation at Gannett

      The compensation program for executive officers is composed of three elements: salaries, annual bonuses and long-term awards under the 2001 Omnibus Incentive Compensation Plan (the “2001 Plan”).

      The following Compensation Policy guides the Committee in its compensation decisions:

Compensation Policy

The Board of Directors of Gannett believes that compensation of employees should be fair to both employees and shareholders, externally competitive, and designed to align very closely the interests of employees with those of the shareholders.

The Gannett executive compensation program is designed to attract, motivate, reward and retain superior management talent.

The Executive Compensation Committee places heavy emphasis on pay for performance. The Committee believes substantial portions of total compensation should be at risk. Likewise, outstanding performance should lead to substantial increases in compensation.

Compensation Decisions in 2003

      In making its compensation decisions for 2003, the Committee considered the Company’s performance in the following areas: earnings per share, operating income as a percentage of sales, return on assets, return on equity, operating cash flow, stock price, and market value—all in light of adverse economic conditions. In addition, the Committee considered management’s recommendations for individual compensation awards. The Committee also compared the Company’s performance to that of its competitors and noted that the Company posted strong results for the year despite a soft economic environment. The Company’s operating income margins for its newspaper and broadcasting segments were among the best in the industry. Companies with comparable revenues or profits in other industries also were surveyed to ensure that executive compensation was competitive in the overall marketplace. The Committee believes that the Company should compensate its executives better than its competitors in order to continue attracting and retaining the most talented people. (References to “competitors” are to the S&P 500 Publishing Index companies named on page 15.)

      While the Committee considered these individual and Company performance factors in making individual compensation decisions, the Committee applied its own business judgment in making final determinations.

      In 2003, the Committee continued to emphasize key executives’ ownership of common stock as a component of their compensation. Stock compensation includes (i) stock ownership guidelines for all executive officers, (ii) long-term awards under the 2001 Plan, and (iii) payment of 25% of an executive’s bonus in Gannett common stock under the 2001 Plan. In 2000, the Committee increased the executive stock ownership guidelines for the Company’s Chief Executive Officer and four other most highly compensated executive officers from three to five times their salary range midpoint and increased the guideline for other key executives from one to two times their salary range midpoint. Most executives exceed these guidelines, with the exception of executives who either recently have been promoted and, consequently, are subject to a higher minimum ownership threshold or executives who exceeded the original guidelines and are working toward fulfilling the revised ones.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to the Company’s chief executive officer and four other most highly compensated executive officers for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Committee has structured, and intends to continue to structure, performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. However, the Committee reserves the authority to award non-deductible compensation in other circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. For 2003, a portion of the compensation paid to Mr. McCorkindale in the form of salary was not deductible under Section 162(m).

Base Salaries: To Attract and Retain Management Talent

      Base salaries are designed to help attract and retain management talent. To ensure that salary ranges are competitive in the overall marketplace, salary ranges are periodically compared to the salaries paid for comparable positions by the Company’s competitors, with other companies of comparable size in the media industry and with companies with comparable revenues or profits in other industries. The Company is significantly larger than its competitors, and in 2003 it achieved comparatively strong earnings and earnings per share performances. These factors have led the Company to attempt to place its management salaries above the median for the comparative companies.

      In establishing 2003 salaries for executive officers, the Committee also considered the Company’s performance, individual performance and experience, and the Chief Executive Officer’s recommendations. The most important factor was the Committee members’ business judgment about the appropriate level of salary to retain, motivate and reward individual executives. The salaries for the Company’s Chief Executive Officer and four other most highly compensated executive officers in 2002 and 2003 were as follows:

Name	2002 Salary	2003 Salary

Douglas H. McCorkindale	$1,600,000	$1,600,000
Gary L. Watson	$660,000	$700,000
Craig A. Dubow	$450,000	$500,000
Paul Davidson	$390,627	$449,389
Thomas L. Chapple	$345,000	$391,667

Executive Incentive Bonuses: To Motivate Year-to-Year

      The Committee believes that annual bonuses motivate executives and reward them for good performance. The goal of the 2001 Plan is to reward higher performing operating units and individuals with a greater percentage of the total available bonus pool. The performance bonuses for 2003 for the Chief Executive Officer, the four other most highly compensated executive officers, and other senior executives are based on individual and Company performance.

      For other executives, the bonuses for 2003 were determined on the basis of individual and operating unit performance in the areas of profit, product and people. The Committee’s review of the bonuses was based on its knowledge of the Company, its contact with the executives throughout the year and a review of performance. No relative ranking of these various factors was applied.

      To further the Committee’s goal of increasing the stock ownership by key executives, 25% of the bonuses for 2003 for 31 senior executives were paid to them in the form of Gannett common stock under the 2001 Plan rather than cash. This continues a practice established in 1993. Mr. McCorkindale received his entire bonus in cash, although he will defer an amount of his salary equal to 25% of his bonus during 2004 and invest that amount in the Company’s common stock. Mr. McCorkindale’s salary deferral will decrease the amount of his salary that is not deductible by the Company under Section 162(m). Mr. McCorkindale made no recommendation as to his own bonus, which was determined by the Committee based on the factors discussed below under “Chief Executive Officer Compensation.” The pre-tax value of the bonuses awarded to the Company’s Chief Executive Officer and four other most highly compensated executive officers are as follows:

	2002 Bonus		2003 Bonus

Name	Cash	GCI Shares	Cash	GCI Shares

Douglas H. McCorkindale	$2,250,000	–0–	$2,250,000	–0–
Gary L. Watson	$517,500	2,456	$532,500	2,045
Craig A. Dubow	$232,500	1,103	$243,750	936
Paul Davidson	$160,339	–0–	$279,180	–0–
Thomas L. Chapple	$195,000	925	$213,750	821

Long-Term Stock Awards: To Promote Long-Term Growth

      Long-term stock awards are based on the performance of Gannett common stock and are designed to align the executives’ interests with those of the Company’s shareholders. In 2003, the Committee decided to award long-term stock awards in the form of non-qualified stock options under the 2001 Plan to 1,401 management employees. A non-qualified stock option is the right to purchase shares of common stock of the Company within a fixed period of time (eight years for grants awarded through 1995 and ten years thereafter) at the fair market value of the common stock on the date of grant.

      The Committee decides whether to grant individual long-term stock awards and determines the amount of the awards. Long-term stock awards are based in part on the grade level of the executive, after an annual examination of the competitive marketplace. As is the case with annual bonuses, the Committee relies in large part on the recommendations of senior management as to the appropriate level of individual awards to lower level executives. Awards are based on past and expected performance as subjectively evaluated by management in making recommendations and by the Committee in approving them. Executives who can more directly influence the overall performance of the Company are the principal recipients of long-term awards. In 2003, the Board and the Committee authorized Mr. McCorkindale to award a pool of stock options to employees with salaries below a certain threshold.

      The following chart shows the number of stock options awarded in 2002 and 2003 to the Company’s Chief Executive Officer and four other most highly compensated executive officers:

Name	2002 Options	2003 Options

Douglas H. McCorkindale	400,000	400,000
Gary L. Watson	111,000	106,000
Craig A. Dubow	80,000	77,000
Paul Davidson	42,000	64,000
Thomas L. Chapple	45,000	70,000

Chief Executive Officer Compensation

      Mr. McCorkindale became Chairman on February 1, 2001. As discussed beginning on page 18, the Committee negotiated a new employment contract with Mr. McCorkindale in 2003, and the renewed contract became effective on July 21, 2003. During the term of his contract,

Mr. McCorkindale will receive an annual salary of $1.6 million, or such greater amount as the Executive Compensation Committee determines, and an annual bonus at the discretion of the Executive Compensation Committee. The Committee honored Mr. McCorkindale’s request not to receive a salary or bonus increase. Mr. McCorkindale’s salary for 2003 was the minimum amount payable under his employment agreement. In determining Mr. McCorkindale’s compensation for 2004, in accordance with the Committee’s charter the Committee reviewed the Company’s performance, relative shareholder return, earnings per share, return on assets, return on equity, operating cash flow, operating income as a percent of sales, stock price, and market value. For the 2003 fiscal year, reported earnings per diluted share were $4.46, an increase of 3.5% from 2002 results of $4.31. Operating income as a percent of sales was 30% in 2003 and in 2002, on a reported basis, despite significantly diminished political and Olympics-related advertising revenues. The Company’s operating income margins for its newspaper and broadcasting segments were among the best in the industry.

      The Committee members also subjectively evaluated increases in the Company’s stock price during 2003 and its performance relative to the S&P 500 Index for the same period and the stock prices of the Company’s peer group, consisting of the S&P 500 Publishing Index, as well as other factors, when determining Chief Executive Officer compensation, without giving particular weight to any one or more factors.

      Mr. McCorkindale’s compensation was above the median for the chief executive officers surveyed. The Committee determined that the level of Mr. McCorkindale’s compensation was appropriate given his performance, the Company’s size and performance, and the industry in which it operates. As a general matter, media industry companies, particularly broadcasting companies, tend to compensate executives at a higher level than industrial or commercial enterprises. In particular, the Committee noted that the Company’s revenues are significantly larger than that of all other companies included in the S&P 500 Publishing Index. Mr. McCorkindale’s bonus and salary reflect these results.

      Consistent with the Committee’s goal of increasing the ownership of common stock by key officers as discussed above, during 2003 the Committee awarded Mr. McCorkindale options to purchase 400,000 shares of common stock under the 2001 Plan. The options vest over four years and expire in ten years. It is the Committee’s view that the award of these stock options continues to be an effective way of aligning Mr. McCorkindale’s financial interests to those of the Company’s other shareholders, since the value of these stock options is directly linked to increases in shareholder value. As of March 1, 2004, Mr. McCorkindale beneficially owned 1,691,680 shares of the Company’s common stock, and was deemed to own 76,495 shares of Gannett common stock that were credited to his account under the Company’s Deferred Compensation Plan.

Executive Compensation Committee

James A. Johnson, Chair
Louis D. Boccardi
Stephen P. Munn
Karen Hastie Williams

Executive Compensation Committee Interlocks and Insider Participation

      The Executive Compensation Committee of the Board of Directors during fiscal year 2003 was composed of James A. Johnson, who is the Chairman, Louis D. Boccardi, Stephen P. Munn and Karen Hastie Williams. No member of the Executive Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2003. There are no interlock relationships as defined in the applicable SEC rules.

COMPARISON OF SHAREHOLDER RETURN

      The following graph compares the performance of the Company’s common stock during the period December 31, 1998 to December 31, 2003 with the S&P 500 Index and the S&P 500 Publishing Index (which consists of Dow Jones & Co., Inc., Gannett Co., Inc., Knight-Ridder, Inc., The McGraw-Hill Corporation, Inc., Meredith Corporation, The New York Times Company and Tribune Company).

      The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The S&P 500 Publishing Index also is weighted by market capitalization.

      The graph depicts the results of investing $100 in the Company’s common stock, the S&P 500 Index, and the S&P 500 Publishing Index at closing prices on December 31, 1998. It assumes that dividends were reinvested quarterly with respect to the Company’s common stock, daily with respect to the S&P 500 Index and monthly with respect to the S&P 500 Publishing Index.

      What the graph does not depict is that for the three-year period ended December 31, 2003, the value of Gannett’s stock, including reinvested dividends, increased 47.1% compared with the S&P 500 Index, which declined 11.7%, and the S&P Publishing Index, which rose 31%.

SUMMARY COMPENSATION TABLE

      The following table summarizes compensation paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers during 2003 for services rendered to the Company over the past three fiscal years.

					Long-
					Term
					Compen-
					sation
	Annual Compensation				Awards(3)

				Other
				Annual	Securities	All Other
				Compen-	Underlying	Compen-
Name and		Salary	Bonus(1)	sation(2)	Options	sation(4)
Principal Position	Year	($)	($)	($)	(#)	($)

Douglas H. McCorkindale	2003	1,600,000	2,250,000	71,239	400,000	126,434
(Chairman, President and CEO)	2002	1,600,000	2,250,000	72,343	400,000	125,654
	2001	1,600,000	1,850,000	67,784	375,000	114,952

Gary L. Watson	2003	700,000	710,000	—	106,000	52,434
(President/ Newspaper Division)	2002	660,000	690,000	—	111,000	54,222
	2001	660,000	565,000	—	119,200	51,620

Craig A. Dubow	2003	500,000	325,000	—	77,000	31,834
(President and CEO/ Broadcasting Division)	2002	450,000	310,000	163,317	80,000	30,735
	2001	383,750	260,000	3,063	70,000	27,338

Paul Davidson (5)	2003	449,389	279,180	—	64,000	1,265
(Chairman and Chief Executive	2002	390,627	160,339	—	42,000	981
Officer/ Newsquest Media Group)	2001	297,175	128,747	—	40,000	885

Thomas L. Chapple	2003	391,667	285,000	—	70,000	29,434
(Senior VP, Chief Administrative Officer and	2002	345,000	260,000	—	45,000	28,622
General Counsel)	2001	345,000	216,000	—	44,200	25,670

(1)	Bonus awards may be in the form of cash or shares of Gannett common stock. Bonuses to executive officers typically are paid 25% in Gannett common stock and 75% in cash, both of which could be deferred under the Deferred Compensation Plan.

(2)	This column includes amounts paid to reimburse the executives for the tax impact of certain perquisites. In the case of Mr. McCorkindale, this column also includes legal services in the amount of $38,000 for 2003, $31,000 in 2002 and $29,000 in 2001. In the case of Mr. Dubow, who relocated from Atlanta, Georgia, to the Company’s headquarters in 2002, this column also includes various relocation benefits, including a country club membership fee of $70,000.

(3)	Under the Company’s 2001 Omnibus Incentive Compensation Plan, stock awards in the form of stock options may be granted to key members of management who are in a position to make a substantial contribution to the long-term success of the Company.

(4)	For 2003, this column includes (a) for the Company’s Chief Executive Officer and three other most highly compensated U.S. based executive officers, (i) premiums paid by the Company for supplemental medical coverage in the amount of $6,234 (ii) the annual premiums paid by the Company on life insurance policies as follows: Mr. McCorkindale—$114,200; Mr. Watson—$40,200; Mr. Dubow—$19,600 and Mr. Chapple—$17,200, and (iii) a matching contribution of $6,000 in Gannett common stock under the Company’s 401(k) plan and (b) premiums paid by the Company for supplemental medical coverage for Mr. Davidson in the amount of $1,265.

(5)	Mr. Davidson is the Chairman and Chief Executive Officer of Newsquest Media Group Limited, a subsidiary of the Company organized in the United Kingdom. His compensation is paid in British Pounds Sterling and has been converted into U.S. dollars at the exchange rate in effect on the date of payment in the case of bonus payments, and at the average exchange rate in effect for 2001, 2002 or 2003, as applicable, in the case of other amounts.

OPTION GRANT TABLE

Option Grants in Last Fiscal Year

	Individual Grants

		Number of
		Securities	% of Total
		Underlying	Options	Exercise
		Options	Granted to	or Base
	Grant	Granted	Employees	Price	Expiration	Grant Date
Name	Date	(#)	in Fiscal Year	($/Sh)	Date	Present Value($)

Douglas H. McCorkindale	12/12/03	400,000	7.39%	$87.33	12/12/13	$8,692,000
Gary L. Watson	12/12/03	106,000	1.96%	$87.33	12/12/13	$2,303,380
Craig A. Dubow	12/12/03	77,000	1.42%	$87.33	12/12/13	$1,673,210
Paul Davidson	12/12/03	64,000	1.18%	$87.33	12/12/13	$1,390,720
Thomas L. Chapple	5/5/03	10,000	0.18%	$75.30	12/3/12	$217,300
	12/12/03	60,000	1.11%	$87.33	12/12/13	$1,303,800

      This table shows options to purchase shares of Gannett common stock granted to the Company’s Chief Executive Officer and four other most highly compensated executive officers in 2003. Stock options become exercisable with respect to 25% of the covered shares annually beginning the first December after the grant date. Executive officers may transfer stock options to family members.

      “Grant Date Present Value” has been calculated using the Black-Scholes model of option valuation. For purposes of calculating the values for the options granted on December 12, 2003, the Company assumed: a dividend yield of 1.33%, expected volatility of 19.16%, a risk-free interest rate of 3.83%, and a 7-year expected life. The calculated value of each option on the grant date was determined to be $21.73 per share subject to the option. For purposes of calculating the value of the options granted on May 5, 2003, the Company assumed: a dividend yield of 1.36%, expected volatility of 21.95%, a risk-free interest rate of 3.66%, and a 7-year expected life. The calculated value of each option granted on May 5, 2003 was determined to be $20.00 per share subject to the option.

      On December 28, 2003, 4,715,955 shares of Gannett common stock were available for grants under the 2001 Omnibus Incentive Compensation Plan. At that time, there were options outstanding to purchase 24,213,999 shares with a weighted average exercise price of $70.34. The expiration dates range from December 10, 2006 to December 12, 2013.

STOCK OPTION TABLE

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			December 28, 2003		at December 28, 2003(1)
	Shares		(#)		($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas H. McCorkindale	200,000	$10,667,400	1,329,500	961,500	$36,399,625	$11,435,250
Gary L. Watson	152,180	$7,121,533	394,050	274,250	$8,932,113	$3,500,668
Craig A. Dubow	26,477	$689,955	116,154	180,000	$2,279,747	$2,016,713
Paul Davidson	51,205	$902,250	670	120,500	$10,946	$1,129,513
Thomas L. Chapple	41,480	$1,825,577	129,150	131,750	$2,899,525	$1,427,845

(1)	Represents the difference between the exercise price and the closing price of the Company’s common stock on December 26, 2003 at $87.90 per share.

Employment Contracts, Retirement and Change in Control Arrangements

      In 2003, the Company and Mr. McCorkindale renegotiated his employment contract. The new contract became effective on July 21, 2003 and continues until July 1, 2006, and thereafter from year to year until either the Board or Mr. McCorkindale terminates it on 90 days’ notice before the end of any term. During his employment, he will receive an annual salary of $1.6 million or such greater amount as the Executive Compensation Committee determines and an annual bonus at the discretion of the Executive Compensation Committee. If Mr. McCorkindale remains in Gannett’s employ on each of July 1, 2004, and July 1, 2005, he shall receive a restricted stock unit award on each date that will vest with respect to 1,603 shares of Gannett common stock per month for a 12-month period commencing on July 1, 2004, and July 1, 2005, respectively. Any portion of the restricted stock unit grants remaining unvested shall be forfeited upon Mr. McCorkindale’s termination of employment for any reason. All Gannett stock options granted to Mr. McCorkindale after July 21, 2003, shall become fully vested within four years from the date of the grant, will continue to vest after Mr. McCorkindale’s termination of employment and shall remain exercisable until the fourth anniversary of Mr. McCorkindale’s termination of employment. Gannett is obligated to provide Mr. McCorkindale additional life insurance benefits under its existing life insurance program at a cost to the Company of approximately $150,000. Gannett will make available to Mr. McCorkindale this sum of $150,000 for his use in acquiring life insurance or other benefits, before or after retirement, in addition to those benefits otherwise provided to him under the contract or by other Gannett benefit policies covering him. The contract also provides for various executive perquisites prior to and following his retirement, generally consistent with those received by prior Chief Executive Officers of the Company. In connection with entering into the employment contract Mr. McCorkindale also received a grant of 1,941 stock units.

      Gannett may terminate the contract upon death, illness, disability or for “good cause,” as defined in the contract. If the contract is terminated due to Mr. McCorkindale’s death, illness or disability, Mr. McCorkindale or his estate will be entitled to receive the present value of his projected salary and bonuses, plus the value of all fringe benefits, for the balance of the term. Mr. McCorkindale has the right to terminate his employment for “good reason” as defined in the contract. If Mr. McCorkindale terminates the contract for good reason, or if Gannett terminates his employment in any way that constitutes a breach of the contract, he will be paid all earned but unpaid compensation, accrued vacation and accrued but unreimbursed expenses and receive a cash payment equal to the greater of (1) his total compensation in the year preceding the year of termination (comprised of salary, bonuses and the value of fringe benefits and deferred compensation) or (2) the present value of his projected salary, bonuses and the deemed value of fringe benefits for the balance of the term of the contract. Mr. McCorkindale also will have his benefits under any non-qualified supplemental retirement plan calculated by assuming his termination date were the normal expiration date of the contract and by taking into account the full service and compensation that he would have had if he had continued to work until the expiration of the contract. Upon the expiration or termination of the contract for any reason, Gannett has agreed to retain Mr. McCorkindale as a consultant for a period of five years at a fee of $150,000 per year. Mr. McCorkindale also will receive benefits under the Gannett Retirement Plan and Gannett Supplemental Retirement Plan.

      In the event of a change in control of Gannett, as defined in Mr. McCorkindale’s contract, Mr. McCorkindale will receive a lump sum cash payment equal to four times his total annual compensation paid in the calendar year immediately preceding the change in control. To the extent permitted under the applicable plan, all of his incentive pay, stock options and any other contingent executive compensation will be treated as if all targets were achieved on the date of the change in control and as if all otherwise unvested benefits became fully vested on such date. He also will receive the retiree benefits provided in the contract. The tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control if those payments have a present value of more than three times the employee’s average annual compensation for the last five years and are made under an agreement like the employment agreement described in this proxy statement, except to the extent that the payments are determined to be reasonable compensation for services rendered before or to be rendered after the change in control. Mr. McCorkindale also is entitled to receive payment from the Company of an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.

      During 2003, the Company entered into a consulting agreement with its retiring Executive Vice President of Operations, Larry F. Miller. Additional information regarding the terms of that agreement is set forth above under the heading, “Certain Relationships.”

      Newsquest Media Group Limited and Mr. Davidson are parties to a services agreement governing Mr. Davidson’s employment with Newsquest. The agreement became effective on July 23, 2001 and continues until the earlier of the date on which (a) Mr. Davidson reaches the age of 65 or (b) the agreement is terminated by either party upon not less than 12 months’ prior written notice. During his employment, Mr. Davidson receives an annual salary and is entitled to bonuses for the achievement of performance levels set annually by the Executive Compensation Committee. The agreement also provides for the use of a company automobile in accordance with Newsquest’s automobile policy. Upon the occurrence of certain events set forth in the agreement, including a material breach by Mr. Davidson of his obligations under the agreement, Newsquest may terminate the agreement upon notice to Mr. Davidson. Upon termination of the agreement for any of the specified reasons, Mr. Davidson shall forfeit any unpaid bonus. Under the agreement, Mr. Davidson has agreed that, for a period of twelve months following the termination of his employment, he will not compete with Newsquest or solicit away its employees.

      The Company has a Transitional Compensation Plan that provides certain payments to key executives of the Company and its subsidiaries who are terminated without cause or who resign for good reason within two years after a change in control. All executive officers are covered by the Transitional Compensation Plan. Participants who choose to leave their employment within 30 days after the first anniversary of the change in control also qualify for payments under the Transitional Compensation Plan. A participant entitled to compensation will receive:

(i)	all payments and benefits earned through the date of termination;

(ii)	a severance payment of two to three years’ salary and bonus compensation, depending on length of service;

(iii)	life insurance and medical benefits for the same period; and

(iv)	extra retirement plan benefits as though employment had continued for such two-to-three-year period.

      Participants also are entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the severance payment under Section 4999 of the Internal Revenue Code. If there is a change in control of the Company, as defined in the Transitional Compensation Plan, options become exercisable in full and restricted stock awards become payable. In addition, the Company’s 1978 Executive Long-Term Incentive Plan provided for the grant of option surrender rights in tandem with stock options. In the event of a change in control, the holders of any outstanding option surrender rights are entitled to receive a payment equal to the spread between the option exercise price and the highest price paid for shares of Gannett common stock in connection with the change in control. If option surrender rights are exercised, the related options are canceled. To avoid double payments upon a change in control, any compensation and benefits received by Mr. McCorkindale under the terms of the Transitional Compensation Plan will be reduced (but not below zero) by any compensation and benefits received by him under the terms of his employment contract.

Pension Plans

      All executive officers of the Company other than Mr. Davidson participate in the Gannett Retirement Plan, a defined benefit pension plan that is qualified under Section 401 of the Internal Revenue Code, and the Gannett Supplemental Retirement Plan, an unfunded, nonqualified plan. The annual benefit under the plans, taken together, is, in general, determined by the number of years of employment multiplied by a percentage of the participant’s Final Average Earnings (during the executive officer’s five highest consecutive years). The Internal Revenue Code places limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable above those limitations will be paid under the Gannett Supplemental Retirement Plan. In addition, deferred compensation is excluded from earnings under the Gannett Retirement Plan, but is included in the calculation of the Gannett Supplemental Retirement Plan benefits. Also, certain participants who were actively employed as of January 1, 1998, shall receive a total retirement benefit at least equal to the benefit to which they would have been entitled had the qualified plan not been amended as of January 1, 1998. For these participants, the total retirement benefit is as described above, i.e., based on years of employment and Final Average Earnings. For all U.S. executive officers, the benefit under the Supplemental Retirement Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan benefit formula in effect on December 31, 1997 absent the Section 401 limitations and including deferred compensation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

      Mr. Davidson participates in the Newsquest Pension Plan, a defined benefit pension plan that is approved in the U.K. by the Inland Revenue under Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988. The annual pension benefit payable under the plan is, in general, determined by the number of years of membership in the plan multiplied by a percentage of Final Average Earnings. The Inland Revenue places limitations on the amount of pension benefits that may be paid under approved arrangements.

      The first table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the two U.S. retirement plans to the U.S. executives named in the above Summary Compensation Table in specified compensation and years-of-service classifications. The second table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the U.K. pension plan to Mr. Davidson in specified compensation and years-of-service classifications.

U.S. Pension Plans Table

Final	20 Years of	25 Years of	30 Years of	35 Years of	40 Years of
Average	Credited	Credited	Credited	Credited	Credited
Earnings	Service	Service	Service	Service	Service

700,000	280,000	350,000	374,500	399,000	413,000
800,000	320,000	400,000	428,000	456,000	473,500
900,000	360,000	450,000	481,500	513,000	534,000
1,000,000	400,000	500,000	535,000	570,000	594,500
1,500,000	600,000	750,000	802,500	855,000	897,000
2,000,000	800,000	1,000,000	1,070,000	1,140,000	1,200,000
2,500,000	1,000,000	1,250,000	1,330,000	1,415,000	1,500,000
3,000,000	1,200,000	1,500,000	1,600,000	1,700,000	1,800,000
3,500,000	1,400,000	1,750,000	1,860,000	1,975,000	2,100,000
4,000,000	1,600,000	2,000,000	2,140,000	2,280,000	2,420,000
4,500,000	1,800,000	2,250,000	2,407,500	2,565,000	2,722,500
5,000,000	2,000,000	2,500,000	2,675,000	2,850,000	3,025,000

      Final Average Earnings for the U.S. executives includes salaries and bonuses shown on page 16. The credited years of service as of the end of the last fiscal year for the Company’s Chief Executive Officer and each of the other three most highly compensated U.S. executive officers named in the Summary Compensation Table and covered under the U.S. pension plan are as follows: Mr. McCorkindale—32, Mr. Watson—34, Mr. Dubow—22 and Mr. Chapple—27. Benefits under the U.S. pension plans are payable in the form of a single life annuity and are offset by a portion (50% prorated over 35 years of service) of the executive’s primary social security benefit, but are not subject to deduction for any other offset amounts.

U.K. Pension Plan Table

(in dollars)

Final	10 Years of	15 Years of	20 Years of	25 Years of	30 Years of
Average	Credited	Credited	Credited	Credited	Credited
Earnings	Service	Service	Service	Service	Service

408,535	90,786	136,178	181,573	226,964	272,357
449,389	99,864	149,795	199,728	249,657	299,592
490,242	108,943	163,414	217,886	272,357	326,828
531,096	118,021	177,031	236,042	295,054	354,064
571,949	127,100	190,650	254,200	317,749	381,299
612,803	136,178	204,268	272,357	340,445	408,535
653,656	145,257	217,885	290,514	363,142	435,771
694,510	154,335	231,504	308,671	385,838	463,006
735,363	163,414	245,121	326,828	408,535	490,242
776,217	172,493	258,738	344,985	431,232	517,478
817,070	181,571	272,357	363,142	453,928	544,713
857,924	190,650	285,975	381,299	476,625	571,949
898,777	199,728	299,592	399,456	499,320	599,184
939,631	208,807	313,211	417,614	522,016	626,420
980,484	217,885	326,828	435,770	544,713	653,656

      Final Average Earnings for Mr. Davidson includes salaries shown on page 16 and excludes bonuses shown on page 16. The current compensation covered by the U.K. pension plan is $490,242, based on the average exchange rate for British pounds sterling into dollars in effect for 2003, and the credited years of service for Mr. Davidson is 15 years. Benefits under the U.K. pension plan are payable in the form of a life and 50% survivors benefit and are not subject to deduction for any offset amounts.

Equity Compensation Plan Information

      The table below sets forth the following information as of the end of the Company’s 2003 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders:

(1)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2)	the weighted-average exercise price of such outstanding options, warrants and rights;

(3)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)(2)	24,227,073	$70.34	4,715,955

Equity compensation plans not approved by shareholders(2)(3)	476,153	$57.06	1,795,428
Total	24,703,226		6,511,383

(1)	The equity compensation plans approved by Gannett’s shareholders are the 1978 Executive Long-Term Incentive Plan and the 2001 Omnibus Incentive Compensation Plan. The number in column (c) includes 1,486,120 shares that may be issued as restricted stock or performance shares or in settlement of stock appreciation rights or performance units.

(2)	The Gannett Deferred Compensation Plan is a non-qualified plan that provides benefits to key executives of the Company. The amounts elected to be deferred by each participant are credited to such participant’s account in the Deferred Compensation Plan, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s common stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s common stock are distributed in cash, and amounts that are treated as if invested in the Company’s common stock are generally distributed in shares of common stock or cash, at the Company’s election. However, deferrals of stock option income and deferrals by directors of restricted stock grants and earnings thereon are required to be distributed in stock under the terms of the Deferred Compensation Plan. The number of shares to be issued upon the exercise of outstanding options, warrants and rights in the first row above includes 13,074 shares credited to participants’ accounts in the Deferred Compensation Plan as a result of deferrals of grants made under the 2001 Omnibus Incentive Compensation Plan. Not included in this number are 75,953 shares of stock credited to participants’ accounts in the Deferred Compensation Plan that represent the deferral of shares issued under the 2001 Omnibus Incentive Compensation Plan, as this number of shares was subtracted from the number of shares available for grant under the 2001 Omnibus Incentive Compensation Plan upon the award or exercise of the related grant. The number of shares to be issued upon the exercise of outstanding options, warrants and rights in the second row above includes 336,396 shares credited to participants’ accounts in the Deferred Compensation Plan. The weighted average exercise prices in the table above do not take any of the shares issuable from the Deferred Compensation Plan into account. The table above does not include any shares that may in the future be credited to participants’ accounts in the Deferred Compensation Plan as a result of salary deferrals or transfers of other funds held in the plan. Participants in the Deferred Compensation Plan are general unsecured creditors of the Company with respect to their benefits under the plan. The Company does not make contributions on behalf of its executive officers to the Deferred Compensation Plan.

(3)	The equity compensation plans not approved by the Company’s shareholders are Gannett’s Employee ShareSave Plan 2000 (the “ShareSave Plan”) and the Gannett Deferred Compensation Plan. The ShareSave Plan is an Inland Revenue approved plan under which our U.K. employees may purchase up to 2 million shares of our common stock. Under the ShareSave Plan, employees are granted options to purchase shares at the end of three years of service at a 15% discount off the market price at the time of grant. Employees make monthly contributions which are kept in interest bearing accounts and, at the election of the employee, used for the purchase price or returned to the employee. All shares delivered to participants under the

ShareSave Plan are treasury shares or purchased in the open market. During the Company’s 2003 fiscal year, 64,137 shares were purchased by 400 participants under the ShareSave Plan. As discussed above, some shares of stock distributable in connection with the Deferred Compensation Plan will be issued pursuant to the 2001 Omnibus Compensation Plan, an equity compensation plan that has been approved by the Company’s shareholders.

PROPOSAL 3—AMENDMENT OF 2001 OMNIBUS INCENTIVE COMPENSATION PLAN

Introduction

      Gannett grants stock awards under the 2001 Omnibus Incentive Compensation Plan (“2001 Plan”) across a wide base of its employees and considers the ability to grant equity-based awards to be an important part of its strategy for recruiting and retaining key employees and for aligning the interests of key employees with the interests of the shareholders. The Board has amended the 2001 Plan to increase the number of shares of common stock reserved for issuance under the 2001 Plan from 21 million shares to 32.5 million shares, subject to shareholder approval. As part of this increase, the maximum number of shares of common stock that may be issued under the 2001 Plan in the form of Restricted Stock, Performance Shares and/or Performance Units is increased from 1.5 million to 5 million. We believe this amendment is necessary because as of February 24, 2004 only 4,738,814 shares of the 21 million shares reserved for issuance under the 2001 Plan remained available for grants of incentive awards. The following table illustrates Gannett’s usage of shares of common stock under the 2001 Plan:

Shares Reserved for Issuance at 2001 Annual Meeting:	12,000,000
Shares Reserved for Issuance at 2003 Annual Meeting:	9,000,000

Total Shares Reserved for Issuance:	21,000,000

Shares Granted to Participants in 2001:	5,608,095
Shares Granted to Participants in 2002:	5,814,556
Shares Granted to Participants in 2003:	5,427,060
Shares Granted to Participants through February 24, 2004:	78,218
Shares Forfeited/Returned by Participants:	666,743

Remaining Shares as of February 24, 2004:	4,738,814

      Shareholder approval of the increase in the number of reserved shares and the number of shares issuable in the form of Restricted Stock, Performance Shares and/or Performance Units under the 2001 Plan is necessary to make sure that the 2001 Plan continues to meet the requirements of the Internal Revenue Code, including the section 162(m) limitation on the deductibility of executive compensation and the requirements under section 422 for issuing incentive stock options, as well as the New York Stock Exchange shareholder approval requirements for equity compensation plans.

A.	Summary of the 2001 Plan

      The following summary description of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan, which is attached as an exhibit to our 2001 proxy statement. The parenthetical article and section references that follow refer to articles and sections of the 2001 Plan that relate to this summary.

      Corporate Governance Provisions: The 2001 Plan contains several provisions intended to make sure that awards under the 2001 Plan conform to established principles of corporate governance. These provisions include:

•	No Discount Stock Options. Stock options may not be granted with an exercise price of less than the fair market value of the common stock on the date the stock option is granted. This restriction may not be changed without shareholder approval. (Sections 6.3 and 16.3).

•	No Stock Option Repricings. Stock options may not be repriced absent shareholder approval. This provision applies to both direct repricings—lowering the exercise price of an outstanding stock option—and indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price. (Section 16.3).

•	No Evergreen Provision. The 2001 Plan does not contain an “evergreen provision”—there is no automatic provision to replenish the shares of common stock authorized for issuance under the 2001 Plan.

      Administration. The 2001 Plan is administered by the Executive Compensation Committee (the “Committee”). The Committee is composed entirely of independent directors. Subject to the terms of the 2001 Plan, the Committee may grant awards under the 2001 Plan; establish the terms and conditions of those awards; construe and interpret the 2001 Plan and any agreement or instrument entered into under the 2001 Plan; establish, amend or waive rules and regulations for the 2001 Plan’s administration; amend the terms and conditions of any outstanding award as provided in the 2001 Plan; and take all other actions it deems necessary for the proper operation or administration of the 2001 Plan. The Committee may delegate its authority under the 2001 Plan, subject to certain limitations. (Section 3.2).

      Eligibility. Awards may be granted to employees of Gannett, its subsidiaries and affiliates, and directors of Gannett. The Committee will decide who should receive awards and what kind of awards they should receive. The 2001 Plan does not limit the number of employees and affiliates who may receive awards. (Sections 5.1 and 5.2).

      Shares Available for Grant. The common stock issued may be authorized but unissued shares or treasury shares. (Section 4.1). Forfeited shares, shares from lapsed awards, shares tendered to exercise an award, shares withheld for taxes and shares underlying awards which are settled in cash are included in the number of shares remaining available for grant.

      Types of Awards. The Committee may grant the following types of awards under the 2001 Plan: stock options; stock appreciation rights; restricted stock; performance shares; performance units and other equity-based and cash-based awards. (Article 4).

      Stock Options. A stock option is the right to purchase one or more shares of common stock at a specified price, as determined by the Committee. The Committee may grant non-qualified stock options and incentive stock options. (Article 6). A stock option is exercisable at such times and subject to such terms and conditions as the Committee determines. No more than 1 million shares of common stock subject to stock options may be granted to any participant in a fiscal year. (Section 4.1(a)). The exercise price of a stock option will not be less than 100% of the fair market value of a share of common stock on the date that the option is granted. (Section 6.3).

      Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive an amount in any combination of cash or common stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted freestanding or in tandem with related options. The exercise price of an SAR granted in tandem with an option will be equal to the exercise price of the related option, and the SAR may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date the SAR is granted. No more than 1 million shares of common stock may be granted in the form of SARs to any participant in a fiscal year. (Section 4.1(b)). No SARs have been granted as of the date of this proxy statement.

      Restricted Stock. Restricted stock is an award of common stock that is subject to restrictions and such other terms and conditions as the Committee determines. No more than 500,000 restricted shares may be granted to any participant in a fiscal year. (Section 4.1(c)).

      Performance Units/ Shares and Cash-Based Awards. Certain awards are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1 million the annual corporate federal income tax deduction for “non-performance-based” compensation paid to the chief executive officer or any of the four other most highly compensated executive officers of a publicly-held corporation.

      The Committee also may grant other types of awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Company’s common stock or other criteria established by the Committee and the achievement of performance goals. These awards are subject to such terms and conditions as the Committee determines. (Article 9). Payment of earned performance units/shares and cash-based awards may be made in any combination of cash or shares of common stock (as determined by the Committee) that have an aggregate fair market value equal to the value of the earned awards at the close of the applicable performance period. The maximum aggregate grant of performance shares that may be awarded to any participant in any fiscal year shall not exceed the value of 500,000 shares of common stock. (Section 4.1(d)). The maximum aggregate amount of performance units or cash-based awards that may be awarded to any participant in any fiscal year shall not exceed $10,000,000.

      Performance Measures. The 2001 Plan lists the performance measures the Committee may use to make performance-based awards under Section 162(m). These performance measures include (1) financial measures, such as earnings per share; net income (before or after taxes); net income from continuing operations; return on equity, assets, capital or investment; cash flows, including operating cash flow, and free cash flow; earnings; internal rates of return; dividends paid; gross revenues; and gross margins; (2) operating measures, such as growth in circulation, television ratings and advertising lineage; and (3) other measures such as achieving a diverse work force and share price. The performance measures may be determined by reference to (1) the performance of Gannett, one or more of its subsidiaries, or a division or unit of Gannett or one or more of its subsidiaries; or (2) comparisons of any of the performance measures relative to other companies. (Article 10).

      Adjustments. In the event of a change in the outstanding shares of common stock due to a stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, repurchase or exchange of common stock or other securities, or other corporate transaction or event, the Committee may take certain actions to prevent the dilution or enlargement of benefits under the 2001 Plan. These actions include adjusting (1) the number of shares of common stock that may be issued under the 2001 Plan (including the share limitations in Section 4.1); (2) the number of shares or price of shares subject to outstanding awards; and (3) the consideration to be paid upon the grant or exercise of any award. (Section 4.2).

      Change in Control. In the event of a change in control of the Company, as defined in the 2001 Plan, (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; and (3) target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance units and performance shares will be paid on a prorated basis assuming achievement of all relevant target performance goals as specified in the 2001 Plan. (Section 15). The Transitional Compensation Plan will continue to govern the extent to which cash-based awards are impacted by a change in control for Transitional Compensation Plan participants.

      Amendment and Termination. The Committee may amend or terminate the 2001 Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant’s consent. No awards may be granted after January 1, 2011. Shareholder approval is required for certain amendments to the 2001 Plan. (Section 16.3).

      Limitation on Shares Issued Other Than for Stock Options and SARs. The 2001 Plan limits to 1.5 million the number of shares of common stock that may be granted in the aggregate in the form of Restricted Stock, Performance Shares and/or Performance Units. Under the amendment, this amount would increase to 5 million shares. (Section 4.1).

B.	Federal Income Tax Aspects of the 2001 Plan

      This is a brief summary of the federal income tax aspects of awards that may be made under the 2001 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances.

      Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for Gannett. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Gannett will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must exercise the option while the participant is our employee or an employee of our subsidiary or, if the participant has terminated employment, no later than three months after the participant terminated employment.

      If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Gannett will be allowed a business expense deduction to the extent the participant recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

      Non-Qualified Options. The grant of a non-qualified stock option will not be a taxable event for the participant or Gannett. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      A participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The participant will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the participant’s estate for estate tax purposes.

      Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2001 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      Performance Units/Shares and Cash-Based Awards. The award of Performance Units/ Shares and Cash-Based Awards will generally have no federal income tax consequences for Gannett or for the participant. The payment of the award is taxable to a participant as ordinary income. If Gannett complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Gannett will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

C.	Other Matters

      The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the 2001 Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer or other employee of Gannett under the 2001 Plan if the amendment is approved.

      On March 8, 2004, the closing price of the Company’s common stock on the New York Stock Exchange was $85.86 per share.

Approval of Proposal 3

      Approval of the proposal to amend the 2001 Omnibus Incentive Compensation Plan will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the 2004 annual meeting. If a shareholder, present in person or by proxy, abstains from voting, the shareholder’s shares will not be voted. An abstention from voting has the same legal effect as a vote “against” the proposal. If a shareholder holds shares in a broker’s account and has given specific voting instructions, the shares will be voted in accordance with those instructions. If no voting instructions are given, the shareholder’s shares will not be voted with respect to the proposal and will not be counted in determining the number of shares entitled to vote of record.

      The Board of Directors recommends that the shareholders of the Company vote FOR the proposal to amend the 2001 Omnibus Incentive Compensation Plan. Unless a contrary choice is specified, shares represented by proxies will be voted FOR the amendment.

PROPOSAL 4—SHAREHOLDER PROPOSAL

      The United Brotherhood of Carpenters and Joiners of America, 101 Constitution Ave., N.W., Washington, D.C. 20001, beneficial owner of 4,500 shares of Gannett common stock, has notified the Company that it intends to present the following proposal for consideration at the meeting. The Board of Directors recommends a vote AGAINST this proposal, and your proxy will be so voted unless you specify otherwise.

Commonsense Executive Compensation Proposal

      Resolved, that the shareholders of Gannett Co., Inc. (“Company”) request that the Company’s Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following “Commonsense Executive Compensation” program including the following features:

(1)	Salary—The chief executive officer’s salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

(2)	Annual Bonus—The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive’s salary level, capped at 100% of salary.

(3)	Long-Term Equity Compensation—Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

(4)	Severance—The maximum severance payment to a senior executive should be no more than one year’s salary and bonus.

(5)	Disclosure—Key components of the executive compensation plan should be outlined in the Compensation Committee’s report to shareholders, with variances from the Commonsense program explained in detail.

      The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

      Supporting Statement: We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a “wasteland that has not been reformed.” (Institutional Shareholder Services senior vice-president, Wall Street Journal, “Executive Pay Keeps Rising, Despite Outcry,” October 3, 2003). As of 2002,

the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy’s Tenth Annual CEO Compensation Survey (“Executive Excess 2003—CEO’s Win, Workers and Taxpayers Lose.”)

      We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company’s leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

Statement by the Board of Directors in Opposition to the Resolution

      The Board of Directors of Gannett believes that compensation of employees should be fair to both employees and shareholders, externally competitive, and designed to align very closely the interests of employees with those of the shareholders. The Gannett executive compensation program is designed to attract, motivate, reward and retain superior management talent. The Board of Directors and the Executive Compensation Committee feel strongly that, to attract and retain the most talented people, the Company should compensate its executives better than its competitors.

      Adoption of the restrictions set forth in this proposal would limit the Company’s flexibility to structure its management compensation programs to attract, motivate, reward and retain superior management talent. The Board believes that adopting arbitrary caps on compensation will remove incentives from current executives and limit the Company’s ability to recruit the most talented managers.

      The Board believes that the Company’s compensation program is competitive, and has worked hard to ensure that executive compensation is closely tied to superior performance, as discussed above in the Report of the Executive Compensation Committee. The program ties executive compensation to the achievement of annual and long-term goals, and the Company’s values. Compensation decisions are based on multiple criteria designed to ensure that management is furthering shareholder interests.

      Based on the Board’s consideration of the above factors, the Board of Directors believes that executive compensation levels should not be pre-set by unalterable formulas or ceilings, but rather should be based on the competitive dynamics of the marketplace. The Board needs to retain the discretion to set and adjust the compensation of Company executive officers based upon all relevant factors, without the restraint of the predetermined cap called for in this proposal. It would not be in the Company’s and its shareholders’ best interests to uniquely constrain the Company’s ability to recruit and retain executive talent when other firms competing for executive talent do not adhere to such constraints.

      In light of the foregoing, your Board believes that the adoption of this shareholder proposal would not be in the best interests of the Company and its shareholders and recommends that shareholders vote against this proposal.

      Approval of the shareholder proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the 2004 annual meeting. If a shareholder, present in person or by proxy, abstains from voting, the shareholder’s shares will not be voted. An abstention from voting has the same legal effect as a vote “against” the proposal. If a shareholder holds shares in a broker’s account and has given specific voting instructions, the shares will be voted in accordance with those instructions. If no voting instructions are given, the shareholder’s shares will not be voted with respect to the proposal and will not be counted in determining the number of shares entitled to vote of record.

SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

      The information presented below regarding beneficial ownership of common stock has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

      The following table presents, as of March 1, 2004, information based on Gannett’s records and filings with the SEC regarding beneficial ownership of the following persons:

•	each director and each nominee to the Board of Directors;

•	the Company’s Chief Executive Officer and four other most highly compensated executive officers in 2003; and

•	all directors and executive officers of Gannett as a group.

      Each person listed in the following table owned, as of March 1, 2004, less than 1% of Gannett’s outstanding shares of common stock. All directors and executive officers as a group beneficially owned 2,822,425 shares on March 1, 2004, which represents 1.0% of the outstanding shares of common stock. The following shares of common stock are included because they may be acquired pursuant to stock options exercisable by April 30, 2004: Mr. McCorkindale—1,329,500; Mr. Watson—394,050; Mr. Dubow—116,154; Mr. Davidson—370; Mr. Chapple—129,150; Mr. Arnelle—875; Mrs. Brokaw—2,625; Mr. Johnson—2,625; Mr. Munn—625; Ms. Shalala—875; Mr. Trujillo—875; Ms. Williams—2,625, and all directors and executive officers as a group—2,357,974.

      For all shares owned, Gannett believes that each director or executive officer possesses sole voting power and sole investment power. Some executive officers may share voting and/or investment power over shares held by members of their immediate family and may be deemed to beneficially own these shares. Not included in the table below are 874 shares, as to which Mr. McCorkindale disclaims beneficial ownership, held by a member of his immediate family.

      The shares reported in the following table do not include 1,242,254 shares owned on March 1, 2004 by the Gannett Retirement Plan Trust. The following officers of the Company serve on the Benefit Plans Committee, which has the power to direct the voting of those shares: Mr. McCorkindale, Thomas L. Chapple (Senior Vice President, Chief Administrative Officer and

General Counsel), Roxanne V. Horning (Vice President/ Compensation and Benefits) and Gracia C. Martore (Senior Vice President and Chief Financial Officer).

Name of Officer or Director	Title	Shares Owned

Douglas H. McCorkindale	Chairman, President and CEO	1,691,680
Gary L. Watson	President/Newspaper Division	434,149
Craig A. Dubow	President and CEO/Broadcasting Division	123,583
Paul Davidson	Chairman and Chief Executive Officer/Newsquest Media Group	8,778
Thomas L. Chapple	Senior VP, Chief Administrative Officer and General Counsel	136,009
H. Jesse Arnelle	Director	1,911
Louis D. Boccardi	Director	2,000
Meredith A. Brokaw	Director	4,625
James A. Johnson	Director	2,625
Stephen P. Munn	Director	3,625
Donna E. Shalala	Director	1,875
Solomon D. Trujillo	Director	1,875
Karen Hastie Williams	Director	3,625
All directors and executive officers as a group (18 persons including those named above)		2,822,425

INVESTMENT IN GANNETT STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table presents, as of March 1, 2004, information based on Gannett’s records and filings with the SEC regarding the investment in Gannett stock of the same persons as in the previous chart.

Name of Officer or Director	Title	Share Investment

Douglas H. McCorkindale	Chairman, President and CEO	1,768,174
Gary L. Watson	President/Newspaper Division	460,356
Craig A. Dubow	President and CEO/Broadcasting Division	135,791
Paul Davidson	Chairman and Chief Executive Officer/Newsquest Media Group	8,778
Thomas L. Chapple	Senior VP, Chief Administrative Officer and General Counsel	146,892
H. Jesse Arnelle	Director	4,881
Louis D. Boccardi	Director	2,537
Meredith A. Brokaw	Director	14,659
James A. Johnson	Director	4,155
Stephen P. Munn	Director	3,625
Donna E. Shalala	Director	5,446
Solomon D. Trujillo	Director	2,297
Karen Hastie Williams	Director	4,886
All directors and executive officers as a group (18 persons including those named above)		2,998,610

      This table reflects the same information as the table in the preceding section, but it also includes shares of Gannett stock that each such person holds through the Company’s Deferred Compensation Plan. As of March 1, 2004, shares of Gannett common stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers under the Company’s Deferred Compensation Plan: Mr. McCorkindale—76,495; Mr. Watson—26,207; Mr. Dubow—12,208; Mr. Chapple—10,883; Mr. Arnelle—2,970; Mr. Boccardi—537; Mrs. Brokaw—10,034; Mr. Johnson—1,530; Ms. Shalala—3,571; Mr. Trujillo—422; Ms. Williams—1,261; all directors and executive officers as a group—176,184. These shares are not deemed to be “beneficially owned” under technical SEC rules and are therefore not included in the table in the preceding section.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      We believe that all of our current and former directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2003, except that each of Mr. John Jaske and Mr. Boccardi was late reporting one transaction on a Form 4. In Mr. Jaske’s case, the error was a simple oversight on his part. In Mr. Boccardi’s case, the error was our general counsel’s, who neglected to remind Mr. Boccardi that a filing was required. Our general counsel is appropriately chagrined.

Incorporation by Reference

      To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Executive Compensation Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) and “Comparison of Shareholder Return” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

      As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2004 annual meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Shareholder Proposals for 2005 Annual Meeting

      To be eligible for inclusion in the proxy materials for the Company’s 2005 annual meeting, shareholder proposals must be received at the Company’s principal executive offices by November 12, 2004. A shareholder who wishes to present a proposal at the Company’s 2005 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices by January 28, 2005.

Cost of Soliciting Proxies

      The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition,

Georgeson Shareholder Communications, Inc., New York, New York, has been retained to aid in the solicitation of proxies at a fee of $15,000, plus out of pocket expenses.

Important Notice Regarding Delivery of Shareholder Documents

      In accordance with a notice sent to certain street name shareholders of common stock who share a single address, only one copy of this proxy statement and the Company’s 2003 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or the Company’s 2003 Annual Report, he or she may contact the Company’s Secretary at Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107 or by calling the Secretary at (703) 854-6000. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of the Company’s Annual Report and proxy statement, you may request householding in the future by contacting the Secretary.

Annual Report

      A copy of our 2003 Annual Report to Stockholders is enclosed, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003. You may also obtain a copy without charge by writing to: Gannett Co., Inc., 7950 Jones Branch Drive, McLean, Virginia 22107, Attn: Secretary. Our 2003 Annual Report and 2003 Form 10-K are also available through the Company’s website at http://www.gannett.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

March 12, 2004

Appendix A

CHARTER

AUDIT COMMITTEE

1.0 Organization and Independence.

1.1	An Independent Audit Committee.

      The Board of Directors shall designate an Audit Committee, which shall be composed of at least three directors, all of whom must be “independent directors”. To be considered “independent”, the member, and the compensation received by such member, must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board.

1.2	Financial Qualifications.

      The members of the Committee shall possess such degree of financial or accounting expertise as may be required by law or by the regulations of the Securities and Exchange Commission or the New York Stock Exchange, as the Board of Directors interprets such qualification in its business judgment.

1.3	Requirements of the New York Stock Exchange.

      It is the intention of the Board that the Committee shall satisfy the requirements and standards set forth in the rules of the New York Stock Exchange applicable to audit committees.

2.0 The Committee’s Purposes.

      The Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      It is not the role of the Committee to plan or conduct audits, to guarantee the accuracy or quality of the Company’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and internal auditors. It is the responsibility of the Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

3.0	The Committee’s Duties and Responsibilities.

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee management’s implementation of prudent corporate accounting and reporting policies.

3.1	Appointment of the Independent Auditors.

      To the extent required by applicable law or regulation: (i) the Committee will be directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), (ii) the independent auditors shall report directly to the Committee, and (iii) all audit and non-audit services to be performed by the independent auditors shall be disclosed in accordance with SEC rules. Before the independent auditors are engaged by the Company to render audit or non-audit services, the engagement shall be approved by the Committee or entered into pursuant to pre-approval policies and procedures established by the Committee, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service, and such policies and procedures do not include delegation of the Committee’s responsibilities to management. The Committee may delegate to one or more members of the Committee who are independent directors the authority to grant preapprovals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Committee at the next scheduled meeting of the Committee. The independent auditors may not perform for the Company any services that are prohibited by law or regulation. The foregoing requirements do not preclude the Committee from obtaining the input of management, but these responsibilities may not be delegated to management. The Board of Directors and management may communicate with the independent auditors at any time they deem it appropriate.

3.2	Annual Statement from the Independent Auditors.

      The Committee is responsible for obtaining from the independent auditors at least annually, a formal written statement delineating all relationships between the auditors and the Company. The Committee shall be responsible for conferring with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and for recommending to the Board of Directors such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditors.

      To the extent required by law or regulation, the annual statement also shall describe: (i) the firm’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

      The Committee will comply with all relevant laws and regulations relative to (i) rotation of independent auditors or independent audit personnel and (ii) the performance of services by an independent audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or equivalent officer of the Company.

3.3	Risk Assessment and Accounting Controls.

      The Committee will review with the independent auditors, the Company’s internal auditor, and appropriate financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee will establish, implement and conduct an annual review of the procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and (ii) the confidential,

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anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.4	The Annual Audit.

      The Committee will meet with the independent auditors and financial management of the Company to review the scope of the proposed audit plan for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

      The Committee will regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management, and management’s response.

      In that regard, no officer or director of the Company, or any other person acting under the direction thereof, shall violate any law or regulation that prohibits fraudulently influencing, coercing, manipulating, or misleading any independent auditor engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

3.5	Hiring Policies.

      The Committee will set clear hiring policies for employees or former employees of the independent auditors.

3.6	The Internal Audit Function.

      The Company will maintain an internal audit function. The Committee will review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Committee will receive as necessary notification of material adverse findings from internal audits and a progress report on the proposed internal audit plan, as appropriate, with explanations for changes from the original plan.

3.7	Earnings Releases.

      The Committee will discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

3.8	Review of Financial Statements.

      The Committee will discuss with management and the independent auditors the annual audited financial statements and the quarterly financial statements, including a discussion of all matters relevant thereto that are required to be discussed under any applicable law or regulation or that the Committee otherwise considers it desirable to discuss. In addition the independent auditors must timely report to the Committee on all matters that are required to be reported under any applicable law or regulation or that the independent auditors otherwise consider it desirable to report.

      Each report that contains financial statements (including annual and quarterly reports), and that is required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC, shall reflect or disclose all information required to be reflected or

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disclosed under any applicable law or regulation, and in a manner in accordance with such law or regulation.

3.9	Separate Meetings.

      Periodically, the Committee shall meet separately with management, with the internal auditor, and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit.

3.10	Proxy Report.

      The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

3.11	Succession Planning.

      The Committee will review accounting and financial staffing and succession planning within the Company as necessary.

3.12	Reporting to the Board.

      The Committee will review the matters discussed at each Committee meeting with the Board of Directors. The Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

3.13	Investigations.

      The Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Committee will discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies. The Company will follow all provisions of law or regulation that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

3.14	Ethics Policy Compliance.

      The Committee will review compliance with the Company’s Ethics Policy annually. To the extent required by applicable laws or regulations:

(A) the Ethics Policy will continue to be applicable to senior financial officers of the Company, including its principal financial officer, and its controller or principal accounting officer, and to persons performing similar functions;

(B) the Company immediately shall disclose, by means of the filing of an applicable SEC reporting form, dissemination by the Internet or by other electronic means, any waiver of or change in the Ethics Policy for such senior financial officers;

(C) the Company’s Ethics Policy shall continue to include such standards as are reasonably necessary to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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(2) full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company; and (3) compliance with applicable governmental laws and regulations.

3.15 Legal Compliance.

      The Committee will review compliance with the company’s legal compliance policy annually. The Committee will discuss with the Company’s General Counsel legal matters that may have a material impact on the company’s financial statements or compliance policies.

3.16 Review of the Committee Charter.

      The Committee will review the Audit Committee charter annually and include it in the company’s proxy statement as required by applicable law or regulation.

3.17 Outside Advisors.

      The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors without seeking board approval. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors, compensation to any advisors engaged by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3.18 Performance Evaluations.

      The Committee will conduct an annual performance evaluation of the Committee.

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Gannett Co., Inc.
2001 Omnibus Incentive
Compensation Plan

Effective January 1, 2001

[Revised to reflect revisions through February 24, 2004]

Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan

Article 1. Establishment, Objectives, and Duration

     1.1 Establishment of the Plan. Gannett Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

     Subject to approval by the Company’s stockholders, the Plan shall become effective as of January 1, 2001 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

     1.4 Prior Plans. Effective on May 8, 2001, no further awards shall be made under the Company’s 1978 Executive Long-Term Incentive Plan or the 1968 Executive Incentive Bonus Plan; provided, however, that any rights theretofore granted under either such plan shall not be affected.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

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     2.3 “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

     2.6 “Cash-Based Award” means an Award granted to a Participant as described in Article 9 hereof.

     2.7 “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

         i.   if, within three years of any merger, consolidation, sale of a substantial part of Gannett’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of Gannett immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of Gannett or (y) of any successor to Gannett, or (z) if Gannett becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (Gannett shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of Gannett entitled to vote generally in the election of directors (“Voting Stock”));

         ii.   if, as a result of a Transaction, Gannett does not survive as an entity, or its shares are changed into the shares of another corporation;

         iii.   if any “person” (as that term is used in Section 13(d) or 14(d)(2) of the Exchange Act) becomes a beneficial owner directly or indirectly of securities of Gannett representing 20% or more of the combined voting power of Gannett’s Voting Stock;

         iv.   if three or more persons are elected directors of Gannett despite the opposition of a majority of the directors of Gannett then in office; or

         v.   upon determination by the Committee that a Change in Control has occurred, if such a person as defined in subparagraph (iii) above becomes the beneficial owner directly or indirectly of securities of Gannett representing from 12% up to 20% of the combined voting power of Gannett’s Voting Stock.

Effective as of December 4, 2001, “Change in Control” shall have the same definition as set forth in Section 5 of the Gannett Transitional Compensation Plan, as that definition may be amended from time to time.

     2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

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     2.9 “Committee” means any committee appointed by the Board to administer Awards to Employees or Directors, as specified in Article 3 hereof.

     2.10 “Company” means Gannett Co., Inc., a Delaware corporation and any successor thereto as provided in Article 18 hereof.

     2.11 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.12 “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

     2.13 “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee, or if different, as defined in the Employee’s employment contract with the Company or any of its Affiliates or Subsidiaries.

     2.14 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

     2.15 “Employee” means any employee of the Company or its Subsidiaries or Affiliates.

     2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.17 “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reflected in the consolidated trading tables of USA Today or any other publication selected by the Committee, provided that, if Shares shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any Share be less than its par value.

     2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 hereof.

     2.19 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

     2.20 “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

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     2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

     2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof.

     2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.24 “Participant” means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

     2.25 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.26 “Performance Share” means an Award granted to a Participant, as described in Article 9 hereof.

     2.27 “Performance Unit” means an Award granted to a Participant, as described in Article 9 hereof.

     2.28 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

     2.29 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

     2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

     2.31 “Retirement” means any retirement recognized under the Gannett Retirement Plan or any successor plan thereto.

     2.32 “Shares” means the Company’s common stock, par value $1.00 per share.

     2.33 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

     2.34 “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

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     2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

     3.1 General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company.

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to the Plan and Maximum Awards

     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be thirty-two million five hundred thousand (32,500,000), no more than five million (5,000,000) of which may be granted in the aggregate in the form of Restricted Stock, Performance Shares and/or Performance Units. The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued under the Plan may be authorized but unissued shares or treasury shares. The Plan also amends and restates the 1978 Executive Long-Term Incentive Plan and the 1968 Executive Incentive Bonus Plan, each in its entirety (it being noted that awards under such plans prior to May 8, 2001, shall not be impacted by this amendment).

     Unless the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

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(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one Participant shall be one million (1,000,000).

(c)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

(d)	Performance Shares/Performance Units and Cash-Based Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the value of five hundred thousand (500,000) shares; the maximum aggregate amount awarded with respect to Cash-Based Awards or Performance Units to any one Participant in any one fiscal year may not exceed ten million dollars ($10,000,000).

     4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

     4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

Article 5. Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

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     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

     5.3 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any Employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

     5.4 Leaves of Absence. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine: (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and (b) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

     6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to

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satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion. The tendering of previously acquired shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

     Cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8 Nontransferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

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     Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a)    The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b)    The number of Shares with respect to which the SAR is exercised.

     In the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

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Article 8. Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts, as the Committee shall determine.

     8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.

     8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

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Article 9. Performance Units, Performance Shares, and Cash-Based Awards

     9.1 Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2 Award Agreement. At the Committee’s discretion, each grant of Performance Units/Shares and Cash-Based Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

     9.3 Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

     9.4 Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Unless otherwise determined by the Committee, notwithstanding any other provision of the Plan, payment of Cash-Based Awards shall only be made for those Participants who are Directors or in the employ of the Company at the end of the Performance Period or, if none has been specified, the end of the applicable award year.

     9.5 Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     Unless otherwise provided by the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as

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apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

     9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

Article 10. Performance Measures

     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Net income from continuing operations;

(d)	Return measures (including, but not limited to, return on assets, equity, capital or investment);

(e)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(f)	Cash flow return on investments, which equals net cash flows divided by owner’s equity;

(g)	Earnings before or after taxes, interest, depreciation and/or amortization;

(h)	Internal rate of return or increase in net present value;

(i)	Dividend payments;

(j)	Gross revenues;

(k)	Gross margins;

(l)	Operating measures such as growth in circulation, television ratings and advertising lineage;

(m)	Internal measures such as achieving a diverse workforce;

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(n)	Share price (including, but not limited to, growth measures and total shareholder return); and

(o)	Any of the above measures compared to peer or other companies.

     Performance measures may be set either at the corporate level, division level, or the business unit level.

     Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 11. Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Committee), has died or cannot be found, all payments after death shall be paid to the Participant’s estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant’s estate.

Article 12. Deferrals

     The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Employees/Directors

     13.1 Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s employ, or as a Director, or interfere with or limit in any way the right of the Company to terminate any Participant’s employment or directorship at any time.

     13.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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     13.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 14. Termination of Employment/Directorship

     Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to such Participant’s outstanding Award(s) following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 15. Change in Control

     15.1 Treatment of Outstanding Awards Other than Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

(a)	Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term;

(b)	Any restriction periods and restrictions imposed on Restricted Stock that are not performance-based shall lapse; and

(c)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control and, subject to Section 15.4, there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control, a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the Change in Control. Subject to Section 15.4, such Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     15.2 Treatment of Cash-Based Awards. Any outstanding Cash-Based Awards shall not accelerate or vest as a result of a Change in Control. The extent to which any outstanding Cash-Based Awards are impacted by a Change in Control shall be governed by the Company’s Transitional Compensation Plan, as the same may be amended from time to time.

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     15.3 Limitation on Acceleration.

(a)	Intention of Section 15.3: The acceleration or payment of Awards could, in certain circumstances, subject the Participant to the excise tax provided under Section 4999 of the Code. It is the object of this Section 15.3 to enable each Participant to retain in full the benefits of the Plan and to provide for the maximum after-tax income to each Participant. Accordingly, the Participant must determine, before any payments are made on Awards governed by Section 15.1, which of two alternative forms of acceleration will maximize the Participant’s after-tax proceeds, and must notify the Company in writing of his or her determination. The first alternative is the payment in full of all Awards governed by Section 15.1. The second alternative is the payment of only a part of the Participant’s Awards so that the Participant receives the largest payment possible without causing an excise tax to be payable by the Participant under Section 4999 of the Code. This second alternative is referred to in this Section as “Limited Vesting”.

(b)	Limitation on Participant’s Rights: The Participant’s Awards shall be paid only to the extent permitted under the alternative determined by the Participant to maximize his or her after-tax proceeds, and the Participant shall have no rights to any greater payments on his or her Awards.

(c)	Determination to be Conclusive: The determination of whether Limited Vesting is required and the application of the rules in Section 15.4 shall initially be made by the Participant and all such determinations shall be conclusive and binding on the Company unless the Company proves that they are clearly erroneous. In the latter event, such determinations shall be made by the Company.

     15.4 Limitation on Payment. Notwithstanding Section 15.1, if Limited Vesting applies then the amount paid on exercise or payment of an Award shall not exceed the largest amount that can be paid without causing an excise tax to be payable by the Participant under Section 4999 of the Code. If payments are so limited, awards shall be deemed paid in the following order:

(a)	all exercised Options or SARs that were accelerated pursuant to Section 15.1(a) shall be deemed paid first;

(b)	all awards of Performance Units, Performance Shares and performance-based Restricted Stock shall then be deemed paid; and

(c)	finally, all awards of Restricted Stock that are not performance-based shall be deemed paid.

     As among awards or portions of awards of the same type, those vesting at the most distant time in the future (absent a Change in Control) shall be deemed paid first.

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     15.5 Expenses. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by a Participant in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding involving the provisions of Section 15.4, whether or not initiated by the Participant.

     15.6 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.

Article 16. Amendment, Modification, and Termination

     16.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee or the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

     16.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     16.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) permits the grant of any Option with an Option Price less than the Fair Market Value of the Shares on the date of grant; or (b) reduces the Option Price of an outstanding Option, either by lowering the Option Price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price.

     16.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, to the extent the Committee so determines, all Awards granted under this Plan to Employees who are or could reasonably become Covered Employees as determined by the Committee shall comply with the requirements of Code Section 162(m). In addition, if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

Article 17. Withholding

     17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Federal statutory minimum, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, his obligations pursuant to this Section 17.1 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the

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election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR’s (ii) the date of payment, in respect of Performance Units/Shares, or Cash-Based Awards, and (iii) the expiration of the incentive period, in respect of Restricted Stock. Any election made under this Section 17.1 shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 18. Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 19. General Provisions

     19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     19.5 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

     19.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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     19.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary or Affiliate, and accordingly, subject to Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

     19.8 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries will be covered by the Plan or relevant subplans;

(b)	Determine which Employees employed outside the United States are eligible to become Participants in the Plan;

(c)	Modify the terms and conditions of any Award granted to Participants who are employed outside the United States;

(d)	Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary, advisable or convenient, or to the extent appropriate to provide maximum flexibility for the Participant’s financial planning. Any subplans and modifications to the Plan terms or procedures established under this Section 19.8 by the Committee shall be filed with the Plan document as Appendices; and

(e)	Take any action, before or after an Award is made, which the Committee deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals, as they may affect this Plan, any subplan, or any Participant.

     19.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     19.10 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in the Commonwealth of Virginia, County of Fairfax, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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Proxy Card

GANNETT CO., INC.

This Proxy is Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders — May 4, 2004

     The undersigned hereby appoints Douglas H. McCorkindale and Thomas L. Chapple, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 4, 2004 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting.

     Please cast your votes on the reverse side, by telephone or online as described on the reverse side. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3, and AGAINST Proposal 4. To vote in accordance with the Board of Directors’ recommendations, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations.

SEE REVERSE
SIDE

COMPANY #

Voting Instructions For Gannett Co., Inc.’s
2004 Annual Meeting of Shareholders

Gannett Co., Inc. shareholders may vote their shares for matters to be covered at the Company’s 2004 Annual Meeting of Shareholders using a toll-free telephone number, via the Internet or using the attached proxy card. Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Below are voting instructions for all three options.

Vote By Phone — 1-800-560-1965

Use any touch tone telephone to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 3, 2004. Have your proxy card in hand when you call. You will be provided with simple voting instructions.

Vote by the Internet — http://www.eproxy.com/gci/

Use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 10:00 a.m. on May 3, 2004. Have your proxy card in hand. You will be provided with simple voting instructions. You will also have the option to consent to receipt of all materials related to future annual meetings via the Internet.

Vote By Mail

Mark, sign and date the attached proxy card and return it in the enclosed postage-paid envelope.

If you vote by phone or the Internet, please do not mail your proxy card.
THANK YOU FOR VOTING.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS: Nominees are: 01 James A. Johnson 02 Douglas H. McCorkindale 03 Stephen P. Munn	☐VOTE FOR all nominees except those I have listed below	☐VOTE WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	PROPOSAL TO RATIFY PricewaterhouseCoopers LLP as the Company’s Auditors.	☐ FOR	☐AGAINST	☐ABSTAIN

3.	PROPOSAL TO AMEND 2001 Omnibus Incentive Compensation Plan.	☐ FOR	☐AGAINST	☐ABSTAIN

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

4.	SHAREHOLDER PROPOSAL concerning Executive Compensation.	☐ FOR	☐AGAINST	☐ABSTAIN

THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.

Address Change? Mark Box ☐ Indicate changes below.

Date

Signature(s) in Box
Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.